UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2014

T Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Texas	333-1111153	71-0919962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16200 Dallas Parkway, Suite 190, Dallas, Texas	75248
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 720-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 25, 2014, T Bancshares, Inc. (the “Company”) held its 2014 annual meeting of shareholders. At the Company’s annual meeting, the Company gave a presentation to attendees regarding its financial condition, business operations, historical stock prices, and comparison to certain peers. A copy of the presentation to attendees at the 2014 annual meeting is attached hereto as Exhibit 99.1.

By filing this Current Report on Form 8-K, the Company does not acknowledge that disclosure of this information is required by Regulation FD or that the information was material or non-public before disclosure. The Company assumes no obligation to update or supplement forward-looking statements in the speech or presentation as a result of new information, subsequent events, or otherwise.

The information furnished in this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of any general incorporation language in such filing.

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements regarding the Company (“we”, “our” and “us”) within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934.  These forward-looking statements include statements that reflect the current views of our senior management with respect to our financial performance and future events with respect to our business and the banking industry in general.  These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “will continue,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook” and similar expressions of a future or forward-looking nature.  These statements involve estimates, assumptions, risks and uncertainties.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements.

We believe that these factors include, but are not limited to, the following: changes in the strength of the United States economy in general and the local economy in our local market areas adversely affecting our customers and their ability to transact profitable business with us, including the ability of our borrowers to repay their loans according to their terms or a change in the value of the related collateral; changes in interest rates and market prices, which could reduce our net interest margins, asset valuations and expense expectations; changes in the levels of loan prepayments and the resulting effects on the value of our loan portfolio; increased competition for deposits and loans adversely affecting rates and terms; increased credit risk in our assets and increased operating risk caused by a material change in commercial, consumer and/or real estate loans as a percentage of the total loan portfolio;  the failure of assumptions underlying the establishment of and provisions made to our allowance for credit losses; changes in the availability of funds resulting in increased costs or reduced liquidity; a determination or downgrade in the credit quality and credit agency ratings of the securities in our securities portfolio; increased asset levels and changes in the composition of assets and the resulting impact on our capital levels and regulatory capital ratios; the loss of senior management or operating personnel and the potential inability to hire qualified personnel at reasonable compensation levels; government intervention in the U.S. financial system; changes in statutes and government regulations or their interpretations applicable to us, including changes in tax requirements and tax rates; acts of terrorism, an outbreak of hostilities or other international or domestic calamities, weather or other acts of God and other matters beyond our control; and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this Report.  If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate.  Accordingly, you should not place undue reliance on any such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.  New factors emerge from time to time, and it is not possible for us to predict which will arise.  In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this Current Report:

Exhibit No.  Description

Exhibit 99.1 Presentation for 2014 Annual Meeting of Shareholders, dated June 25, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T Bancshares, Inc.

Date: June 25, 2014	By:	/s/ Patrick Howard
Patrick Howard
President & CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Presentation for 2014 Annual Meeting of Shareholders, dated June 25, 2014